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                                                                  Exhibit 10.44

                          CITADEL HOLDING CORPORATION
              4565 Colorado Street, Los Angeles, California 90401

                                April 17, 1995

BUYER
BUYER Address


     RE: Sale of Stock of Fidelity Federal Bank, A Federal Savings Bank
         --------------------------------------------------------------

     This letter confirms our understanding and agreement on the sale by Citadel Holding Corporation, a Delaware corporation ("Citadel"), of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Fidelity Federal Bank, a Federal Savings Bank ("Fidelity"), to ____________ ("Buyer"). Citadel hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, _____________ shares (the "Shares") of the Common Stock for a cash purchase price, payable by wire transfer of immediately available funds to an account designated by Citadel, equal to $3.50 per share, or $_____ in the aggregate. The closing of such sale and purchase shall occur on April 24, 1995.

     The Shares to be delivered to Buyer pursuant to this Agreement shall be shares of Fidelity's Class A Common Stock (the "Class A Shares"). Citadel hereby represents to Buyer that, so long as Buyer is not a dealer or an affiliate of Fidelity, Buyer may freely resell the Class A Shares without registration under the rules and regulations of the Office of Thrift Supervision.

     Buyer hereby represents and warrants to Citadel that, after giving effect to Buyer's acquisition of the Class A Shares hereunder, Buyer (including any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of which Buyer is a member) and its affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) will beneficially own (within the meaning of Rule 13d-3 or 13d-5 of the Exchange Act and including, for this purpose, any shares they have the right to acquire, whether immediately or after the passage of time) in the aggregate no more than 1,385,493 shares of the outstanding Common Stock of all classes of Fidelity.

     Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

                                       Very truly yours,

                                       CITADEL HOLDING CORPORATION



                                       -------------------------------------
                                       Steve Wesson
                                       President and Chief Executive Officer

                                       Acknowledged and Agreed:

                                       BUYER

                                       By:
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                                       Title:
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